    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON           , 1994

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      E. I. DU PONT DE NEMOURS AND COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                Delaware                               51-0014090
        (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               1007 Market Street
                           Wilmington, Delaware 19898
                                 (302) 774-1000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

               C. L. HENRY, Senior Vice President--DuPont Finance
                      E. I. du Pont de Nemours and Company
                               1007 Market Street
                           Wilmington, Delaware 19898
                                 (302) 774-1000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                           PROPOSED        PROPOSED
                                                           MAXIMUM         MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE   OFFERING PRICE    AGGREGATE      REGISTRATION
TO BE REGISTERED                          REGISTERED      PER UNIT*    OFFERING PRICE**       FEE

- --------------------------------------------------------------------------------

Debt Securities........................  $3,000,000,000       100%      $3,000,000,000    $1,034,490

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 * Estimated solely for the purpose of determining the registration fee.
** Plus an additional principal amount of Debt Securities issued with an original issue discount such that the aggregate initial public offering price of all Debt Securities will not exceed $3,000,000,000 (the initial public offering price of any Debt Securities denominated in any foreign currency or currency unit shall be the U.S. dollar equivalent thereof).

                            ---------------------------

     PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO REGISTRATION STATEMENT NO. 33-39161, AS TO WHICH THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 AND PURSUANT TO WHICH $442,560,000 OF DEBT SECURITIES REMAIN TO BE ISSUED. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                SUBJECT TO COMPLETION DATED               , 1994

                            E. I. DU PONT DE NEMOURS
                                  AND COMPANY

                                DEBT SECURITIES
                            ------------------------
     E. I. du Pont de Nemours and Company (the "Company" or "DuPont") may sell from time to time debt securities (the "Debt Securities") on terms to be determined at the time of sale, from which the Company will receive up to an aggregate of $3,442,560,000 in proceeds or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of offering. The specific designation, aggregate principal amount, designated currency or composite currency, authorized denominations, purchase price, maturity, rate (which may be fixed or variable) and time of payment of any interest, any redemption terms, terms for sinking fund payments, and other specific terms in connection with the offering and sale of Debt Securities, and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Debt Securities") are set forth in the accompanying prospectus supplement ("Prospectus Supplement"), together with the terms of offering of the Offered Debt Securities.

     The Debt Securities will be sold through agents designated from time to time, through underwriters or dealers or directly by the Company. If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement.

     Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with coupons attached ("Bearer Securities") or in the form of one or more global securities (each a "Global Security"). Bearer Securities will be offered only outside the United States and its possessions to non-United States persons and to offices located outside the United States and its possessions of certain United States financial institutions and other exempt persons.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is          , 1994

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto, which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below heretofore filed with the Securities and Exchange Commission are incorporated herein by reference.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (b) The Company's Current Report on Form 8-K, filed on April 25, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or contained in the accompanying Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Any documents incorporated by reference do not form part of the listing particulars of the Council of The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CAPITAL MARKETS, DUPONT FINANCE, E. I. DU PONT DE NEMOURS AND COMPANY, 1007 MARKET STREET, WILMINGTON, DELAWARE 19898 (TELEPHONE: 302-774-1000).

                                  THE COMPANY

     E. I. du Pont de Nemours and Company (the "Company") was founded in 1802 and was incorporated in Delaware in 1915. Its principal executive offices are at 1007 Market Street, Wilmington, Delaware 19898 (telephone: (302) 774-1000).

     The Company has five principal business segments--Chemicals, Fibers, Polymers, Petroleum and Diversified Businesses. Manufacturing and selling activities of businesses in the Chemicals, Fibers, Polymers and Diversified Businesses segments are conducted principally through various operating units. The Petroleum segment businesses are conducted principally through Conoco Inc. Other subsidiaries and affiliates also conduct exploration, production, manufacturing or selling activities, and some are distributors of products manufactured by the Company.

     The Company has approximately 85 businesses that manufacture and sell a wide range of products to many different markets, including the energy, transportation, textile, construction, automotive, electronics, printing, health care, packaging and agricultural markets. The Company and its subsidiaries have operations in about 70 nations worldwide and, as a result, about 45% of consolidated revenues are derived from sales outside the United States, based on the location of the corporate unit making the sale.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                       THREE MONTHS ENDED
                                         MARCH 31, 1994
                                      --------------------
Ratio of Earnings to Fixed                      6.2
  Charges...........................

                                                 YEAR ENDED DECEMBER 31,
                                        -----------------------------------------
                                        1993     1992     1991     1990     1989
                                        -----    -----    -----    -----    -----
Ratio of Earnings to Fixed               2.0      2.7      3.5      4.7      6.0
  Charges...........................

                                USE OF PROCEEDS

     Except as may otherwise be disclosed in the Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities offered hereby will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in any of four ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers, (iii) to both investors and dealers through a specific bidding or auction process or otherwise; or (iv) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed. If a bidding or auction process is utilized, it is described in the Prospectus Supplement.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by any underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     Each underwriter, dealer and agent participating in the distribution of any Offered Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver Offered Debt Securities in bearer form within the United States or to, or for the account or benefit of, United States persons (other than qualifying financial institutions) (i) until 40 days after the settlement date or (ii) at any time if the obligation is held as part of an unsold allotment or subscription (the "Restricted Period").

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued either under an Indenture dated as of June 1, 1992 between the Company and Bankers Trust Company, as Trustee (the "BT Indenture") or under an Indenture dated as of June 1, 1992 between the Company and Chemical Bank, as Trustee (the "Chemical Indenture", and collectively with the BT Indenture, the "Indenture"), each of which is incorporated or filed as an exhibit to the Registration Statement, of which this Prospectus is a part, filed by the Company with the Securities and Exchange Commission. The Trustee will be designated in the Prospectus Supplement for each series of Debt Securities, and all references herein to the "Trustee" shall be deemed to mean the Trustee so identified in such Prospectus Supplement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms.

GENERAL

     The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     Reference is hereby made to the Prospectus Supplement relating to the Offered Debt Securities for the terms of such Debt Securities, including, where applicable: (i) the designation, aggregate principal amount, currency or currencies and denominations of such Debt Securities; (ii) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature; (iv) the currency or currencies in which such Debt Securities are being sold and in which the principal of and any interest on such Debt Securities will be payable and whether the holder of any such Debt Securities may elect the currency in which payments thereon are to be made, and, if so, the manner of such election; (v) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;
(vi) the date from which such interest on such Debt Securities will accrue, the dates on which such interest will be payable and the date on which payment of such interest will commence; (vii) the dates on which and the price or prices at which such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any such mandatory sinking fund, optional redemption or required repayment; (viii) whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series; (ix) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary or Depositaries for such Global Security or Securities; (x) any special provisions for the payment of additional amounts with respect to such Debt Securities; (xi) if a temporary Global Security is to be issued with respect to such series, the requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive Bearer Security or (b) the payment of interest on an Interest Payment Date that occurs before the issuance of a definitive Bearer Security; (xii) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Debt Securities of the series and the terms upon which interests in a definitive Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xiii) any additional restrictive covenants included for the benefit of holders of such Debt Securities; (xiv) additional Events of Default provided with respect to such Debt Securities; (xv) if the Debt Securities of such series are subject to defeasance at the option of the Company, the provisions, Federal income tax consequences and other considerations applicable thereto; and (xvi) the designated Trustee for such Debt Securities. (Section 301)

     The Debt Securities may be issuable as Registered Securities, Bearer Securities or both. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities". Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in the denominations of $1,000, $10,000, and $100,000. See, however, "Limitations on Issuance of Bearer Securities" below. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the denomination thereof and any special U.S. Federal income tax and other considerations relating thereto. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

     At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or Bearer Securities of the same series (with the same interest rate and maturity date), but no Bearer Security will be delivered in or to the United States, and Registered Securities of any series (other than a Global Security, except as set forth below) will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant interest payment date, such Holder will not be required to surrender the coupon relating to such interest payment date. Registered Securities may not be exchanged for Bearer Securities. (Section 305)

     Debt Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed), at the office of any transfer agent or at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Bearer Securities will be transferable by delivery.

     Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof and any Debt Securities issued with original issue discount for U.S. Federal income tax purposes. (Section 101)

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 303 and 305)

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series if other than or in addition to the description below. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by certain agents of the Company or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any paying agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below.

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. Further, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $1,000, $10,000 or $100,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. (Section 305) See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, and interest on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. Any such payment may be made, at the option of a Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. No payment with respect to any Bearer Security will be made at the Corporate Trust Office of the Trustee or any other paying agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest on Bearer Securities will be made in U.S. dollars at the Corporate Trust Office of the Trustee in The City of New York if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Payment of principal of and premium, if any, on Registered Securities will be made in the designated currency against surrender of such Registered Securities at the Corporate Trust Office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the Corporate Trust Office of the Trustee in The City of New York, or by a check in the designated currency mailed to each Holder at such Holder's registered address. (Sections 307 and 1001)

     The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in The City of New York for payments with respect to Registered Securities and at least one paying agent in a city outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (Section 1002)

     All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003)

CERTAIN COVENANTS OF THE COMPANY

     The Company covenants that, so long as any of the Debt Securities remains outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined, see "Definition of Certain Terms" below) to issue, assume, or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities shall be secured equally and ratably with such Debt. This restriction, however, shall not apply to: (i) mortgages on property, shares of stock, or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time that it is acquired, or to secure Debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which Debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon; (iii) mortgages securing Debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (v) mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); (vi) mortgages existing at the date of the Indenture; (vii) mortgages on particular property (or any proceeds of the sale thereof) to secure all or any part of the cost of exploration, drilling, mining or development thereof (including construction of facilities for field processing of minerals) intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals therefrom, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (vii) inclusive. Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee secured Debt which would otherwise be subject to the above restrictions, provided that the aggregate amount of such Debt which would then be outstanding (not including secured Debt permitted under the foregoing exceptions) and the aggregate Attributable Debt (as defined) of sale and leaseback transactions subject to the restrictions described in the second following paragraph and in existence at such time (not including any sale and leaseback transaction as to which the Company has complied with clause (b) of such paragraph) does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as defined) of the Company and its consolidated Subsidiaries. (Section 1004)

     For the purposes of the foregoing covenant, the following types of transactions shall not be deemed to create Debt secured by a mortgage: the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals or (ii) any other interest in property of the character commonly referred to as a "production payment". (Section 1004)

     Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited unless (a) the Company or such Restricted Subsidiary would be entitled (pursuant to the provisions of the second preceding paragraph) to issue, assume, or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined) in respect of such transaction without equally and ratably securing the Debt Securities or (b) an amount equal to such Attributable Debt is applied to the retirement of nonsubordinated Debt of the Company or a Restricted Subsidiary which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the creation of such Debt. (Section 1005)

     The Company will not consolidate or merge with or dispose of all or substantially all of its property to any corporation unless the surviving corporation (if other than the Company) shall assume the obligations of the Company under the Indenture and under the Debt Securities. (Section 801) If on any consolidation or merger of the Company or any Restricted Subsidiary with or into any other corporation, or on any sale, conveyance, or lease of substantially all its properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, security interest, or other lien or encumbrance, the Company, prior to such event, will secure the Debt Securities by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any previously existing. (Section 802)

     Except for the limitations on secured debt and sale and leaseback transactions described above, the Indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

DEFINITION OF CERTAIN TERMS

     "Subsidiary" is defined to mean any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned or controlled by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section 101)

     "Restricted Subsidiary" is defined to mean any wholly-owned Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property, and (iii) in which the Company's investment exceeds 1% of the consolidated assets of the Company as of the end of the last preceding year; provided, however, that the term "Restricted Subsidiary" does not include any wholly-owned Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Company's operations outside the continental United States. (Section 101)

     "Principal Property" is defined as any manufacturing plant or facility or any mineral producing property or any research facility located within the continental United States of America owned by the Company or any Restricted Subsidiary, unless, in the opinion of the Board of Directors, such plant, facility, property or research facility is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries. (Section 101)

     "Attributable Debt" is defined as the present value (discounted as provided in the Indenture) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 1005)

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101)

MODIFICATION OF THE INDENTURE

     The Indenture permits the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding thereunder and affected thereby, to execute a supplemental indenture modifying the Indenture or the rights of the holders of such Debt Securities and any related coupons, provided that no such modification shall, without the consent of the holder of each Debt Security affected thereby,
(i) change the maturity of any Debt Security or coupon, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or change any Place of Payment or change the coin or currency in which a Debt Security or coupon is payable or impair the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing, or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification. (Section 902)

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (Section 1401) A meeting may be called at any time by the Trustee or upon the request of the Company or the Holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture. (Section 1402) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. (Section 1403)

     Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing not less than a majority in principal amount of the outstanding Debt Securities of a series. (Section 1403)

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events and such other event as may be established for the Debt Securities of a particular series: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal, and premium, if any, on such series; (c) default in the payment of any sinking fund installment; (d) default for 60 days after appropriate notice in performance of any other covenant in the Indenture; or (e) certain events involving bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Section 501) The Company is required to file with the Trustee annually an Officer's Certificate indicating whether the Company is in default under the Indenture. (Section 1008)

     The Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to any series of Debt Securities, either the Trustee or the Holders of 25% in principal amount of the

Debt Securities of such series (in the case of defaults under clauses (d) and (e), the Holders of 25% in principal amount of all the Debt Securities) then outstanding may declare the principal (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of the Debt Securities of such series (or of all the Debt Securities, as the case may be) to be due and payable. (Section 502) In certain cases, the Holders of a majority in principal amount of the outstanding Debt Securities of any series (or in the case of defaults under clauses (d) and (e), the Holders of a majority in principal amount of all the Debt Securities) may on behalf of the Holders of all the Debt Securities of any such series (or of all the Debt Securities, as the case may be) and any related coupons waive any past default or event of default except a default not theretofore cured in payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series (or of all the Debt Securities, as the case may be) and any related coupons. (Sections 502 and 513)

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series or any related coupons before proceeding to exercise any right or power under the Indenture with respect to such series at the request of such Holders. (Section
603) The Indenture provides that no Holder of any Debt Securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture except, among other things, where the Trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of such series and an offer of reasonable indemnity to the Trustee. (Section 507) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest thereon at the respective due dates thereof. (Section 508) The Holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or which would be unjustly prejudicial to Holders not joining therein. (Section 512)

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to any series of Debt Securities known to it, give to the Holders of Debt Securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of principal of (or premium, if any), or interest on, any Debt Securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the Holders of such Debt Securities. (Section 602)

DISCHARGE AND DEFEASANCE

     The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, it will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may only be established if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof. Also, if so specified with respect to a series of Debt Securities, such establishment of such a trust may be conditioned on the delivery by the Company to the Trustee of an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. Federal income tax law or a ruling published by the United States Internal

Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to Holders of such Debt Securities. The designation of such provisions, U.S. Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. (Section 1301)

TRUSTEE'S RELATIONSHIP WITH ISSUER

     Chemical Bank will act as Trustee for Debt Securities issued under the Chemical Indenture. Chemical Bank acts as depositary for funds of, makes loans to, and performs other services for the Company in the normal course of business. It also acts as trustee for the Company's Medium-Term Notes Series C, Euro Medium-Term Notes Series C, Medium-Term Notes Series D, Euro Medium-Term Notes Series D, Medium-Term Notes Series E, Euro Medium-Term Notes Series E, 8.45% Notes Due October 15, 1996, 8.65% Notes Due 1997, 9.15% Notes Due 2000, 6%
Debentures Due 2001, 8.50% Notes Due February 15, 2003, 8.125% Notes Due March 15, 2004, 8.25% Notes Due September 15, 2006, and 8 1/4% Debentures Due 2022. It also acts as fiscal agent for the Company's 9% Notes Due 1994.

     Bankers Trust Company will act as Trustee for Debt Securities issued under the BT Indenture and may act as underwriter or agent (through an affiliate) with respect to securities of the Company. Bankers Trust Company acts as depositary for funds of, makes loans to, and performs other services for the Company in the normal course of business. It also acts as trustee for the Company's Medium-Term Notes Series F, 6 3/4% Notes Due 2002, 7.95% Debentures Due 2023, and 7 1/2% Debentures Due 2033. It also acts as fiscal agent for the Company's 8 1/2% Notes Due 1996, 8 1/2% Notes Due 1998, 7 1/2% Notes Due 1999, and 8% Notes Due 2002.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States Federal tax laws and regulations, in general Bearer Notes may not be offered or sold during the Restricted Period (as defined under "Plan of Distribution") to a person within the United States or its possessions or to or for the account or benefit of, a United States person. However, offers or sales can be made to (i) the U.S. office of international organizations (as defined in Section 7701(a)(18) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder), (ii) the U.S. office of foreign central banks (as defined in Section 895 of the Code and the regulations thereunder) and (iii) foreign branches of United States financial institutions which are purchasing for their own account or for resale, and which have agreed to comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the Code. In addition, sales can be made to a United States person acquiring a Bearer Note through a financial institution described in clause
(iii) of the preceding sentence. Definitive Bearer Notes will not be delivered within the United States, or in any event unless the beneficial owner of the Notes had complied with the certification requirements described above under "Description of Debt Securities-- General".

     Bearer Notes will bear the following legend on their face and on any interest coupons which may be detached therefrom or, if the obligation is evidenced by a book entry, appears in the book of record in which the book entry is made: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The Sections referred to in such legend provide that a United States person who holds a Bearer Note will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Note and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

     As used herein, "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                                    EXPERTS

     The consolidated financial statements of E. I. du Pont de Nemours and Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        S.E.C. Filing Fee...............................................   $1,034,490
        Trustee's Charges*..............................................       20,000
        Printing and Engraving*.........................................      100,000
        Accounting Fees*................................................      100,000
        Rating Agency Fees*.............................................      325,000
        Blue Sky and Legal Fees and Expenses*...........................      100,000
        Miscellaneous*..................................................       50,000
                                                                           ----------
                                                                           $1,729,490
                                                                           ----------
                                                                           ----------

- ------------
     *Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under provisions of the Bylaws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The right to indemnification includes the right to be paid by the Company the expenses incurred in defending in any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Company of such undertakings as may be legally defined. In any action by an indemnitee to enforce a right to indemnification or to recover advances, the burden of proving that the indemnitee is not entitled to be indemnified is placed on the Company.

     The Company has purchased liability insurance policies covering its directors and officers to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
- ------       -------------------------------------------------------------------------------
   1         --Form of Underwriting Agreement.*
   4.1       -- Conformed copy of Indenture between the Registrant and Bankers Trust
             Company, as Trustee (incorporated by reference to Exhibit 4.1 of the Company's registration statement on Form S-3 (No. 33-48128)).
   4.2       -- Conformed copy of Indenture between the Registrant and Chemical Bank, as
             Trustee (incorporated by reference to Exhibit 4.2 of the Company's registration statement on Form S-3 (No. 33-48128)).
   4.3       --Forms of Debt Securities.*
   5         --Opinion of H. J. Rudge as to the validity of the Debt Securities.*
  12         --Computation of Ratio of Earnings to Fixed Charges.*
  23.1       --Consent of Independent Accountants.*
  23.2       -- The consent of H. J. Rudge is contained in his opinion filed as Exhibit 5 to this Registration Statement.
  24         --Powers of Attorney.*
  25.1       -- Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Bankers Trust Company.*
  25.2       -- Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Chemical Bank.*

- ------------
     * Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON THE 27TH DAY OF APRIL, 1994.
                                          E. I. DU PONT DE NEMOURS AND
                                          COMPANY
                                                     (Registrant)
                                                       /S/ C. L. HENRY
                                    By: ........................................
                                                  C. L. HENRY, SENIOR VICE
                                                PRESIDENT--DUPONT FINANCE

                       ----------------------------

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON APRIL 27, 1994 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

        E. S. WOOLARD, JR.      Chairman and Director              )
                                 (Principal Executive              )
                                       Officer)                    )        By:          /S/ C. L. HENRY
        P. N. BARNEVIK                 Director                    )          .....................................
        A. F. BRIMMER                  Director                    )                        C. L. HENRY
        C. R. BRONFMAN                 Director                    )                  SENIOR VICE PRESIDENT--
        E. M. BRONFMAN                 Director                    )                      DUPONT FINANCE
        E. BRONFMAN, JR.               Director                    )                  (PRINCIPAL FINANCIAL
        L. C. DUEMLING                 Director                    )                 AND ACCOUNTING OFFICER
        E. B. DU PONT                  Director                    )                  AND ATTORNEY-IN-FACT
        C. M. HARPER                   Director                    )              FOR BRACKETED INDIVIDUALS)
        J. A. KROL                     Director                    )
        M. P. MACKIMM                  Director                    )
        C.S. NICANDROS                 Director                    )
        W. K. REILLY                   Director                    )
        H. R. SHARP, III               Director                    )
        C. M. VEST                     Director                    )
        J. L. WEINBERG                 Director                    )
                                                                   )
                                                                   )        By:          /S/ H. J. RUDGE
                                                                   )          .....................................
                                                                   )                     H. J. RUDGE
        Original powers of attorney authorizing                    )                SENIOR VICE PRESIDENT
C. L. Henry and H. J. Rudge, jointly, to sign the                  )                 AND GENERAL COUNSEL
registration statement and amendments thereto on                   )                (ATTORNEY-IN-FACT FOR
behalf of the above-named directors and officers                   )                BRACKETED INDIVIDUALS)
are filed with the Registration Statement.                         )


                               INDEX OF EXHIBITS

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
- ------       -------------------------------------------------------------------------------
   1         --Form of Underwriting Agreement.*
   4.1       -- Conformed copy of Indenture between the Registrant and Bankers Trust
             Company, as Trustee (incorporated by reference to Exhibit 4.1 of the Company's registration statement on Form S-3 (No. 33-48128)).
   4.2       -- Conformed copy of Indenture between the Registrant and Chemical Bank, as
             Trustee (incorporated by reference to Exhibit 4.2 of the Company's registration statement on Form S-3 (No. 33-48128)).
   4.3       --Forms of Debt Securities.*
   5         --Opinion of H. J. Rudge as to the validity of the Debt Securities.*
  12         --Computation of Ratio of Earnings to Fixed Charges.*
  23.1       --Consent of Independent Accountants.*
  23.2       -- The consent of H. J. Rudge is contained in his opinion filed as Exhibit 5 to this Registration Statement.
  24         --Powers of Attorney.*
  25.1       -- Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Bankers Trust Company.*
  25.2       -- Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Chemical Bank.*

- ------------
     * Filed herewith.